Exhibit 10.24

ONLINE WORKING CAPITAL LOAN MASTER AGREEMENT

Standard Terms

(Version 2021031 / Electronic Channel Version / Drafted May 2024)

Reference Number: 07000LK25CFJLFG

Please refer to the Supplementary Terms for the names of the Lender and the Borrower

Pursuant to relevant national laws, regulations, and rules, and after friendly consultation between the Lender and the Borrower, this Agreement is hereby concluded to be jointly observed. The “Online Working Capital Loan” (hereinafter referred to as “Online WCL”) referred to in this Agreement means a business service where, within the validity period specified in the General Loan Agreement signed between the Lender and the Borrower, the Borrower may apply for loans autonomously through electronic channels such as the Lender’s online banking.

ARTICLE 1: Credit Matters

1.1 The Borrower initiates a loan application through the Lender’s online banking or other electronic channels. Upon review and approval by the Lender based on the Borrower’s application, the Lender shall grant the loan to the Borrower.

1.2 For each Online WCL under this Agreement, the loan amount, purpose, value date, maturity date, interest rate, interest rate adjustment method, and repayment method shall be subject to the records on the Loan Receipt issued by the Lender via online banking or other electronic channels. The Borrower has no objections to such records. The aforementioned Loan Receipts constitute an integral part of this Agreement.

1.3 The loan category for Online WCL under this Agreement is Working Capital Loan. Without the Lender’s prior written consent, the Borrower shall not change the loan purpose determined in the Loan Receipt.

1.4 The value date of each Online WCL under this Agreement must fall within the validity period of this Agreement.

1.5 During the performance of this Agreement, if any value date or maturity date falls on a non-banking working day, it shall be postponed to the next banking working day.

1.6 Interest Rates and Adjustment Methods

1.6.1 The RMB loan interest rate shall be determined based on the Loan Prime Rate (LPR) plus or minus basis points. The annual interest rate shall be converted using the following formula:

Daily Interest Rate = Annual Interest Rate / 360.

The specific loan interest rate shall be subject to the records in the Loan Receipt at the time of each loan disbursement. The interest rate rules for foreign currency loans shall be subject to the records in the Loan Receipt at the time of disbursement and any related supplementary agreements (if any).

1.6.2 Loan interest shall be calculated based on the actual number of days starting from the date the loan is transferred into the designated account of the Borrower.

1.6.3 If the Loan Prime Rate (LPR) is adjusted before loan disbursement and applies to the loans under this Agreement, the new LPR shall apply. The new loan interest rate shall be determined and executed based on the new LPR and the plus/minus basis points agreed in Article 1.6.1.

1.6.4 If the LPR is adjusted after loan disbursement and applies to the loans under this Agreement, the interest rate adjustment method shall be subject to the corresponding Loan Receipt. The specific situations are as follows:

(1) Adjustment on January 1st of the following year: Starting from January 1st of the year following each LPR adjustment, the new loan interest rate shall be determined and executed based on the adjusted LPR (if the LPR is adjusted twice or more in a calendar year, the last adjusted LPR of that calendar year shall prevail) and the corresponding plus/minus basis points;

(2) Adjustment by Month/Quarter/Semi-annually/Annually: This refers to adjustment on the corresponding date of each month/quarter/semi-annual period/annually (if there is no corresponding date, it refers to the last day of that month/quarter/semi-annual period/annually). The new loan interest rate shall be determined and executed based on the LPR at the time of adjustment (if the LPR is adjusted twice or more within the agreed period, the last adjusted LPR of that period shall prevail) and the corresponding plus/minus basis points. (Hereinafter, “Month/Quarter/Semi-annual/Annual” is collectively referred to as “Period” in this clause);

(3) Fixed Interest Rate: The original interest rate recorded in the corresponding Loan Receipt shall continue to be executed, without pro-rated interest calculation;

(4) Immediate Adjustment: Starting from the date of each LPR adjustment, the new loan interest rate shall be determined and executed on that day based on the adjusted LPR and the corresponding plus/minus basis points, with pro-rated interest calculation.

1.6.5 The Lender may adjust the loan interest rate timely based on changes in external market interest rates and actual operational needs.

1.7 Repayment Methods

The principal and interest repayment method used in this Contract shall be subject to the records in the corresponding Loan Receipt, specifically as follows:

(1) Repayment of Equal Principal and Interest in Installments

① If the repayment date for each period is the corresponding date of the full period starting from the loan issuance date (if there is no corresponding date, the repayment date is the last day of the month), the Borrower shall repay equal amounts of principal and interest from the month of loan issuance. The formula is:

Installment Amount = Outstanding Principal Balance × Periodic Rate × (1 + Periodic Rate)^N ÷ [(1 + Periodic Rate)^N - 1]

(Where N = Number of repayment periods)

② If the repayment date for each period is NOT the corresponding date of the full period, the formula for intermediate periods (excluding the first and last) is the same as above. The formulas for the first and last periods are:

First Period Principal = [Outstanding Principal Balance × Periodic Rate × (1 + Periodic Rate)^N ÷ ((1 + Periodic Rate)^N - 1)] - (Outstanding Principal Balance × Periodic Rate)

First Period Interest = Outstanding Principal Balance × Actual Days of First Period × Daily Interest Rate

First Period Total = First Period Principal + First Period Interest

Last Period Principal = Outstanding Principal Balance

Last Period Interest = Outstanding Principal Balance × Actual Days of Last Period × Daily Interest Rate

Last Period Total = Last Period Principal + Last Period Interest

(2) Repayment of Equal Principal in Installments

① If the repayment date for each period is the corresponding date of the full period starting from the loan issuance date (if there is no corresponding date, the repayment date is the last day of the month), the Borrower shall repay an equal amount of principal each period, with loan interest decreasing as principal is paid down. The formula is:

Periodic Principal = Total Loan Principal ÷ Total Number of Repayment Periods

Periodic Interest = (Total Loan Principal - Accumulated Repaid Principal) × Periodic Rate

Periodic Total = Periodic Principal + Periodic Interest

② If the repayment date for each period is NOT the corresponding date of the full period, the formula for intermediate periods is the same as above. The formulas for the first and last periods are:

First Period Principal = Total Loan Principal ÷ Total Number of Repayment Periods

First Period Interest = Outstanding Principal Balance × Actual Days of First Period × Daily Interest Rate

First Period Total = First Period Principal + First Period Interest

Last Period Principal = Outstanding Principal Balance

Last Period Interest = Outstanding Principal Balance × Actual Days of Last Period × Daily Interest Rate

Last Period Total = Last Period Principal + Last Period Interest

(3) Interest Settlement Monthly/Quarterly/Semi-annually/Annually with Installment Principal Repayment: The interest settlement date is the 20th day of each month/quarter-end month/semi-annual month/annual month. The interest payment date is the next calendar day following the settlement date. The number of principal repayment periods, the amount per period, and the repayment date shall be subject to the attachment of the Loan Receipt.

(4) Interest Settlement Monthly/Quarterly/Semi-annually/Annually with Principal Repayment at Maturity: The interest settlement date is the 20th day of each month/quarter-end month/semi-annual month/annual month. The interest payment date is the next calendar day following the settlement date. Principal and interest are repaid at maturity.

(5) Lump-sum Principal and Interest Repayment at Maturity: At maturity, the Borrower makes a single repayment of principal and interest, with interest cleared along with the principal.

1.8 Conditions for Disbursement

Unless waived by the Lender in whole or in part, the Borrower must simultaneously meet the following conditions before each disbursement. Otherwise, the Lender has the right to reject the Borrower’s disbursement application:

1.8.1 The Borrower’s legal entity status remains continuously valid, and it continuously complies with its commitments under this Agreement;

1.8.2 This Agreement has taken effect, and the guarantee agreement under this Agreement is legally established and effective;

1.8.3 The Borrower has fully performed its obligations under this Agreement, and no Event of Default agreed upon in this Agreement has occurred;

1.8.4 The Borrower has provided other relevant materials required by the Lender for the loan processing.

1.9 Loan Fund Payment

1.9.1 The payment methods for loan funds under this Agreement include the following two types:

(1) Entrusted Payment by Lender: The Lender pays the loan to the Borrower’s counterparty (matching the agreed purpose) via the Borrower’s account based on the Borrower’s disbursement application and payment mandate. Entrusted Payment must be adopted in the following situations:

New credit relationship with the Lender and the Borrower has average credit status; Single amount exceeds RMB 10,000,000 (if denominated in foreign currency, converted to RMB based on the exchange rate published on the Lender’s official website on the payment date); or other situations identified by the Lender. The Lender may independently decide to adjust the threshold for Entrusted Payment based on relevant laws, regulations, and Lender policies.

(2) Autonomous Payment by Borrower: The Lender disburses the loan funds into the Borrower’s account based on the Borrower’s disbursement application, and the Borrower autonomously pays the counterparty (matching the agreed purpose).

The Lender may independently decide the payment method for the loan under this Agreement based on the materials provided by the Borrower and in accordance with relevant laws, regulations, and Lender policies.

1.9.2 The Borrower agrees that in the case of Entrusted Payment, the Lender first transfers the loan into the Borrower’s account, and then directly transfers it from the Borrower’s account to the Borrower’s counterparty’s account.

During the period the loan funds remain in the Borrower’s account, the Borrower shall not withdraw them. Furthermore, during this period, if such funds are subject to compulsory measures (including but not limited to freezing or deduction), the responsibility shall be borne by the Borrower, and the Lender shall not be liable. The Borrower shall still bear the repayment obligation.

1.9.3 Whether via Entrusted Payment by the Lender or Autonomous Payment by the Borrower, once the loan funds are transferred into the Borrower’s account based on the Borrower’s application or mandate, it shall be deemed that the Borrower’s borrowing under this Agreement has been successful, the Lender’s disbursement obligation has been fulfilled, and the Borrower shall repay the loan as agreed.

1.9.4 For Entrusted Payment, the Lender has the right to independently review and decide whether to fulfill the disbursement obligation. The Borrower shall provide corresponding business agreements related to the loan purpose and payment mandates, and other materials as required by the Lender. The Lender shall fulfill the disbursement obligation after reviewing these materials on their face; otherwise, the Lender has the right to refuse disbursement. For Autonomous Payment, the Borrower shall report the loan fund payment status to the Lender every 3 months, provide loan fund usage records and materials meeting the Lender’s requirements, and provide corresponding account information and payment vouchers for the Lender’s inspection. Otherwise, the Lender has the right to exercise any one or more of the Lender’s rights stipulated in Article 2.3 of this Agreement.

1.9.5 In cases complying with Autonomous Payment, the Lender agrees that the Borrower may choose to handle loan withdrawal procedures at the Lender’s counter, via online banking (if applicable), or by other methods agreed by the Lender. The Borrower agrees to handle loan withdrawals in accordance with the Lender’s relevant regulations and acknowledges loans withdrawn through the counter, online banking, or other methods agreed by the Lender.

1.10 Capital Collection Account: The Borrower shall open a dedicated account for capital collection at the Lender or any branch of Bank of Ningbo, and shall promptly provide the Lender with details of funds inflow and outflow. The specific capital collection account shall be consistent with the repayment account. The Lender has the right to recover the loan early based on the Borrower’s capital collection status.

1.11 Repayment Account: The Borrower shall open a repayment account at the Lender or any branch of Bank of Ningbo, and shall deposit sufficient funds for principal and interest repayment into this account before each repayment date, authorizing the Lender to deduct the amount. The specific repayment account shall be as specified in the Loan Receipt. If there are any unpaid loan principal, interest, or other fees, the Borrower shall promptly deposit them into the repayment account and authorize the Lender to deduct at any time. If the LPR changes, the Borrower shall promptly and sufficiently deposit the principal and interest repayment funds. Otherwise, the Borrower shall bear all consequences arising therefrom, including but not limited to penalty interest and adverse effects on the Borrower’s credit record, which are unrelated to the Lender. If the repayment account is lost, frozen, stopped, or closed, or if the Borrower needs to change the repayment account, the Borrower shall go to the Lender to handle the change procedures. Before the change procedures take effect, if the original repayment account cannot be used to deduct sufficient funds, the Borrower shall handle repayment at the counter. If the Borrower fails to handle the repayment account change procedures or fails to handle repayment at the counter in a timely manner, resulting in the failure to clear the due loan principal, interest, and other fees in full and on time, the Borrower shall bear liability for breach of contract.

1.12 “Period” in this Agreement refers to a month or a multiple thereof. The corresponding “Periodic Rate” is Annual Interest Rate / 12 × Multiple of Months. “Quarter-end month” refers to March, June, September, or December; “Semi-annual month” refers to June or December; “Annual month” refers to December.

1.13 After signing this Agreement, the Lender and Borrower do not need to sign a separate Working Capital Loan Agreement for each Online WCL transaction.

ARTICLE 2: RIGHTS AND OBLIGATIONS OF THE LENDER

2.1 The Lender has the right to recover or demand early recovery of loan principal, interest, compound interest, penalty interest, and other creditor’s rights in accordance with this Agreement and the corresponding Loan Receipt.

2.2 The Lender has the right to understand the Borrower’s production and operation, financial activities, material inventory, and loan usage, and to inspect the use and management of collateral or pledged property at any time. The Lender may require the Borrower to provide true and complete financial statements and other documents, materials, and information on a monthly basis. The Lender also has the right to query, print, store, and use the Borrower’s basic information and credit report via the PBOC Credit Information System or other institutions and systems in accordance with relevant regulations.

2.3 During the validity of this Agreement, if any of the following circumstances occur regarding the Borrower, its affiliates, or its actual controller, the Lender has the right to declare all credit facilities granted by the Lender to the Borrower (including but not limited to loans, discounting, acceptance of bank acceptance drafts, international trade financing, and bank guarantees) immediately due and payable. The Lender shall also have the right to take the following measures:

(1) Terminate related agreements entered into with the Borrower in advance, including but not limited to this Agreement;

(2) Stop issuing new loans, declare all loans under this Agreement immediately due, and recover all loan principal, interest, and expenses in advance;

(3) Adjust loan payment methods, adjust loan interest rates, charge penalty interest, or reduce credit limits;

(4) Directly deduct corresponding funds from any account of the Borrower to repay loan principal, interest, and expenses, and notify the Borrower;

(5) Require the Borrower to provide other guarantee measures recognized by the Lender;

(6) File a lawsuit in a People’s Court and take asset preservation measures such as sealing, freezing, and deduction;

(7) Take other asset preservation measures.

Meanwhile, all branches of Bank of Ningbo shall also enjoy the aforementioned rights against the Borrower.

(The circumstances include:)

(1) The Borrower ceases production, suspends business, is dissolved, is taken over, deregisters, is declared bankrupt, is ordered to suspend business for rectification, has its business license revoked, or is revoked;

(2) The Borrower conceals material facts relevant to the conclusion of this Agreement, or provides false materials, situations, or untrue statements, or provides false statements in the materials; or provides false financial statements, vouchers, documents, or other materials to the Lender during the validity of this Agreement;

(3) The Borrower fails to repay loan principal and interest in accordance with this Agreement and the corresponding Loan Receipt (including situations where it is declared immediately due, including cases where repayment is made after the loan has become overdue);

(4) The Borrower fails to use the loan for the agreed purpose in accordance with this Agreement and the corresponding Loan Receipt;

(5) The Borrower fails to perform obligations agreed with the Lender or a third party, or fails to perform obligations prescribed by laws and regulations;

(6) The Borrower disposes of any assets (including but not limited to gifts, transfers, sales, or sales at low prices) prior to repaying debts to the Lender, which may or has already affected its ability to repay debts to the Lender;

(7) The Borrower’s credit status deteriorates, business operations encounter difficulties, financial status worsens, or financial indicators set by the Lender or agreed upon by both parties are breached;

(8) The Borrower does not make loan fund payments in the agreed manner, splits amounts into smaller portions during the loan payment process to avoid Entrusted Payment, or fails to accurately and timely report the loan fund payment status as required by the Lender;

(9) The Borrower is involved in economic disputes or litigation, or any of its assets are subject to preservation measures such as sealing, freezing, or deduction;

(10) The Borrower is prosecuted for suspected illegal or criminal activities, or is fined or penalized; or the Borrower’s legal representative or main person in charge is detained, arrested, subjected to compulsory measures, prosecuted, sentenced, or fined or penalized for suspected illegal or criminal activities;

(11) The Borrower fails to perform any obligation under this Agreement and the corresponding Loan Receipt, or violates any clause or commitment in this Agreement and the corresponding Loan Receipt;

(12) The guarantee agreement under this Agreement becomes invalid, the guarantor’s guarantee capacity decreases, the value of the collateral decreases, or preservation measures such as sealing, freezing, or deduction are taken against the collateral, thereby affecting the security of the creditor’s rights under this Agreement;

(13) The guarantor violates the guarantee agreement;

(14) Affiliates or actual controllers of the Borrower have occurred in the events listed in items (1), (5), (7), (9), and (10) of this clause, and other changes unfavorable to the realization of the Lender’s creditor’s rights, and the Borrower fails to provide other guarantees recognized by the Lender as required by the Lender; (The definition of “Affiliate” refers to “Accounting Standards for Business Enterprises No. 36 – Disclosure of Related Party Transactions” and its amended versions; the definition of “Actual Controller” refers to the “Company Law of the People’s Republic of China” and its amended versions.)

(15) Any other event outside the above, which the Lender judges to have an adverse impact on the Borrower’s performance of repayment obligations under this Agreement.

The Lender has the sole and independent right of judgment regarding whether such circumstances have occurred.

2.4 During the loan payment process, if the Lender, based on its independent judgment, determines that any one or more of the following situations regarding the Borrower occur, the Lender has the right to take the following measures:

(1) Change the loan payment method from Autonomous Payment to Entrusted Payment (including partial Entrusted Payment);

(2) Stop the disbursement and payment of loan funds;

(3) Negotiate with the Borrower to supplement the loan disbursement and payment conditions.

(Situations include:)

(1) The Borrower’s credit status deteriorates;

(2) The Borrower’s operations and financial status deteriorate significantly;

(3) Abnormalities in the use of loan funds or avoidance of Entrusted Payment;

(4) Other major acts in violation of the contract.

2.5 If the Borrower fails to repay the due (including accelerated due) loan principal, interest, compound interest, penalty interest, and other debts as agreed, the Lender has the right to deduct corresponding funds from all accounts opened by the Borrower at Bank of Ningbo Co., Ltd. and its branches to settle the debts and notify the Borrower.

When the Lender deducts matured time deposits that have not yet matured, if full early withdrawal is required, interest shall be calculated at the demand deposit rate announced on the withdrawal date; if partial early withdrawal is required, the early withdrawn portion shall be calculated at the demand deposit rate announced on the withdrawal date, and the remaining portion shall be calculated at the time deposit rate announced at the account opening date when it matures. If the deducted funds involve different currencies, they shall be converted according to the foreign exchange exchange rates published on the Lender’s official website at the time of deduction. Any interest loss resulting from the deduction shall be borne by the Borrower. The Borrower hereby irrevocably authorizes the Lender to deduct the aforementioned funds at any time.

2.6 If the Borrower commits a breach of contract under this Agreement, evades the Lender’s supervision, conceals material facts relevant to this Agreement, or provides false materials, situations, or other illegal behaviors, the Lender has the right to provide relevant information to collection agencies for collection purposes in accordance with the law, or to notify relevant departments or units. The Borrower irrevocably authorizes the Lender to provide information such as the Borrower’s name and contact details to collection agencies for collection purposes. Collection agencies have an obligation of confidentiality regarding the Borrower’s information and shall not use the Borrower’s information beyond the purpose of collection. Meanwhile, the Lender has the right to pursue breach of contract liability against the Borrower in accordance with laws, regulations, and this Agreement.

2.7 The Lender has the right to participate in the Borrower’s major financing, asset sales, and activities such as merger, division, joint-stock transformation, bankruptcy liquidation, etc.

2.8 The Borrower and the mortgagor/pledgor shall legally complete mortgage/pledge registration, property insurance, and other legal procedures as required by the Lender, and such guarantees and insurance shall remain continuously effective. The Lender has the right to require becoming the first beneficiary of the insurance claim and to obtain copies of relevant insurance agreements or insurance policies. Otherwise, the Lender has the right to refuse to provide the loan under this Agreement.

2.9 The Lender has the right to require the Borrower to promptly conduct loan reconciliation.

2.10 Subject to the Borrower and the guarantor performing their obligations under this Agreement and the guarantee agreement, the Lender shall disburse the loan to the Borrower in accordance with this Agreement and the corresponding Loan Receipt. The Lender has the right to entrust Bank of Ningbo Head Office and its other branches, or any paying bank or agency bank of Bank of Ningbo to disburse the loan to the Borrower in accordance with this Agreement. The Borrower has no objections thereto and commits that performance by the Bank of Ningbo Head Office, its other branches, paying bank, or agency bank shall be deemed as performance by the Lender. All payment obligations under this Agreement shall be performed by the Borrower to the Lender, and all rights shall be enjoyed by the Lender. If the Borrower defaults, the Lender has the right to directly claim its creditor’s rights against the Borrower.

2.11 If any event occurs regarding the guarantor of the loan under this Agreement that threatens the Borrower’s normal operation or has a major adverse impact on its guarantee capacity corresponding to the debts under this Agreement (including but not limited to cessation of production, suspension of business, deregistration, revocation of business license, bankruptcy, business difficulties, financial deterioration, suspicion of illegal activities by the legal representative or main person in charge, involvement in litigation or major economic disputes, or preservation measures such as sealing, freezing, or deduction against assets), or if the value of the collateral, pledge property, or pledge rights decreases and preservation measures such as sealing, freezing, or deduction are taken, and the Borrower fails to provide the required additional guarantee as required by the Lender, the Lender also has the right to take all measures stipulated in Article 2.3 of this Agreement.

ARTICLE 3: COMMITMENTS AND AUTHORIZATIONS OF THE BORROWER

3.1 Provide true, complete, and valid materials to the Lender.

3.2 Cooperate with the Lender in loan payment management, post-loan management, and relevant inspections.

3.3 Not use loan funds for shareholder dividends of the Borrower, nor for investment in financial assets, fixed assets, equity, etc., nor for fields and purposes prohibited by the state for production and operation; and not to use the method of splitting amounts to avoid Entrusted Payment by the Lender.

3.4 The Borrower commits to fully perform all obligations under this Agreement.

3.5 The Borrower commits to strengthen environmental risk management in its operation and management process and voluntarily accept supervision by the Lender or entrusted parties regarding the Borrower’s environmental risk situation. When an environmental risk event occurs during the Borrower’s operation, it must proactively notify the Lender. Upon judgment by the Lender, the Lender has the right to require the Borrower to provide an environmental risk report and other relevant materials.

3.6 The Borrower agrees and irrevocably authorizes the Lender (including all branches of the Lender) to, when handling the review of the Borrower’s credit application and post-loan risk management of credit businesses, have the right to query, print, use, and store the unit’s basic information and credit information according to law through the Financial Credit Information Basic Database, Inclusive Finance Credit Information Service Platform, or other national or local government-established credit information service platforms, or through various risk information sharing systems, various risk warning systems, electricity and water usage information databases, and other legally established credit information databases or credit reporting agencies. Meanwhile, the Borrower agrees and irrevocably authorizes the Lender to provide the Borrower’s basic information and credit information to the aforementioned platforms, systems, information databases, or institutions for the purpose of satisfying regulatory reporting requirements. Regardless of whether the business agreed upon in this Agreement is approved for handling, the Borrower agrees that the Lender may retain the Borrower’s credit report and other materials, and the Lender ensures the use of the aforementioned queried information within the authorized scope.

3.7 If the Borrower enters into a related-party transaction involving more than 10% of its net assets, the Borrower shall promptly report to the Lender after the related-party transaction occurs, including but not limited to: the related-party relationship between the transacting parties; the transaction projects and content; the transaction amount or corresponding proportion; and the pricing policy (including transactions without an amount or with only a nominal amount).

3.8 Obtain the consent of the Lender before the Borrower undergoes merger, division, equity transfer, or engages in major matters that may affect its debt repayment ability, such as external investment, providing guarantees to third parties, or substantially increasing debt financing;

3.9 Promptly notify the Lender of any other major adverse matters affecting the Borrower’s debt repayment ability.

ARTICLE 4: RIGHTS AND OBLIGATIONS OF THE BORROWER

4.1 Have the right to obtain and use the loan in accordance with this Agreement and the corresponding Loan Receipt.

4.2 Repay loan principal, interest, compound interest, penalty interest, and reasonable expenses such as litigation fees, preservation fees, enforcement fees, lawyer fees, and travel expenses in accordance with this Agreement and the corresponding Loan Receipt, and hereby irrevocably authorize the Lender to deduct in accordance with Article 2.5 of this Agreement.

4.3 Use the loan for the purpose agreed in this Agreement, without occupying or misappropriating the loan.

4.4 Provide true and complete financial statements or other relevant materials and information to the Lender on a monthly basis, and actively cooperate with the Lender’s inspections of its production and operation, financial status, material inventory, and the usage of the loan under this Agreement.

4.5 Before the debt under this Agreement is fully cleared, if the Borrower takes actions such as contracting, leasing, joint-stock transformation, joint operation, merger, takeover, division, joint venture, capital reduction, asset transfer, external investment, providing guarantees to third parties, substantially increasing debt financing, applying for business suspension for rectification, applying for dissolution, applying for bankruptcy, or other actions that may cause changes in the creditor-debtor relationship under this Agreement or affect the realization of the Lender’s loan creditor’s rights, it shall notify the Lender in writing 30 days prior to the implementation of the above actions, simultaneously implement debt repayment responsibilities or repay the debt in advance, and obtain written consent from the Lender. Otherwise, the above actions shall not be taken.

4.6 If any other event occurs outside the above events that threatens the Borrower’s normal operation or has a major adverse impact on the performance of repayment obligations under this Agreement, including but not limited to any of the situations stipulated in Article 2.3 of this Agreement, the Borrower shall notify the Lender in writing within 3 days of the occurrence of the above situations and implement repayment measures.

4.7 Before the debt under this Agreement is fully cleared, if the Borrower provides guarantee for the debts of others or sets up mortgage or pledge guarantees for third parties using its main assets, which may affect its ability to repay the debts under this Agreement, it shall notify the Lender in advance in writing and obtain written consent from the Lender.

4.8 The Borrower shall not evade or transfer funds, dispose of assets at low prices, gift assets, or arbitrarily transfer shares to evade debts to the Lender or weaken its own debt repayment ability.

4.9 If the Borrower changes its name, legal representative, statutory address, business scope, communication address, contact telephone number, etc., it shall deliver a written notice and relevant change certification documents issued by industry and commerce or other competent authorities to the Lender within 5 days after the change. Otherwise, all responsibilities and consequences arising therefrom shall be borne by the Borrower.

4.10 If the guarantor of the loan under this Agreement ceases production, suspends business, deregisters, has its business license revoked, goes bankrupt, or suffers operating losses, partially or totally losing its guarantee capacity corresponding to the debt under this Agreement, or if the value of the collateral, pledge property, or pledge rights decreases or ownership disputes occur, the Borrower shall provide other guarantee measures recognized by the Lender within 10 days after the occurrence of the above situations.

4.11 The Borrower has the obligation to cooperate with the Lender’s loan reconciliation work.

4.12 If either party to this contract requests notarization, the application for notarization shall be jointly submitted by all parties to the notary institution, with the explicit stipulation of granting the contract compulsory enforcement effect. The method of bearing notarization costs shall be detailed in the supplementary clauses.

Meanwhile, the Borrower agrees that this Contract, upon notarization, shall have mandatory execution efficacy. If the Borrower fails to perform its obligations under this Contract, the Lender may legally apply to a People’s Court with jurisdiction for execution.

4.13 The registration, evaluation, insurance, appraisal, and deposit expenses for the collateral under this Contract shall be borne in accordance with the requirements of laws and regulations.

4.14 Upon receiving collection letters or collection documents delivered by the Lender directly or by mail, the Borrower shall immediately sign for receipt and deliver the receipt to the Lender, or mail the receipt to the Lender within 3 days after signing for receipt.

4.15 The Borrower needs to strengthen the management of environmental, social, and governance (ESG) risks. If the Borrower is involved in major environmental, social, and governance risks, it shall submit an ESG risk report. The Borrower declares and guarantees that its internal management documents related to environmental, social, and governance risks comply with laws and regulations and are strictly implemented, and there are no major litigation cases related to environmental, social, and governance risks. The Borrower commits to accepting the supervision of the Lender. If the Borrower’s declarations, guarantees, or commitments regarding environmental, social, and governance risk management are not fully performed, or if the Borrower is penalized by relevant government departments or strongly questioned by the public and/or media due to poor environmental, social, and governance risk management, the Lender has the right to revoke the credit commitment already made, suspend the disbursement of the loan until the Borrower has taken relief measures recognized by the Lender, recover the disbursed loans in advance, and exercise relevant mortgage/pledge rights when the loan cannot be repaid.

ARTICLE 5: LIABILITY FOR BREACH OF CONTRACT

5.1 After this Agreement takes effect, both parties shall perform the obligations and commitments agreed upon in this Agreement. If any party fails to perform or fully performs the agreed obligations or commitments, it shall bear the corresponding liability for breach of contract and compensate the other party for the losses caused thereby.

5.2 If the Lender’s breach of contract causes losses to the Borrower, the Lender shall be responsible for compensation. The scope of compensation is limited to the Borrower’s direct losses and does not include indirect losses, expected losses, etc.

5.3 If the loan matures (including being declared immediately due) and the Borrower fails to repay the loan principal as agreed, the Lender shall charge overdue penalty interest on the overdue loan at an additional percentage on top of the agreed loan interest rate in this Agreement for the actual number of overdue days, starting from the date of default. Please refer to the Supplementary Terms for the specific additional percentage for overdue penalty interest.

5.4 If the Borrower fails to use the loan for the agreed purpose, the Lender has the right to charge misappropriation penalty interest on the misappropriated loan amount for the actual number of days of misappropriation, starting from the date of the Borrower’s default in using the loan, at an additional percentage on top of the agreed loan interest rate in this Agreement. Please refer to the Supplementary Terms for the specific additional percentage for misappropriation penalty interest.

5.5 For interest payable but unpaid by the Borrower, the Lender has the right to charge compound interest on the Borrower. For interest payable but unpaid during the loan period, compound interest shall be calculated at the interest rate and interest settlement method agreed in this Agreement; for interest payable but unpaid due to loan default or failure to use the loan for the agreed purpose, compound interest shall be calculated at the total interest rate (sum of the loan interest rate and penalty interest rate agreed in this Agreement) and the interest settlement method.

5.6 When the loan interest rate under this Agreement is adjusted, the penalty interest rate shall automatically adjust correspondingly based on the adjusted agreement loan interest rate and the percentages stipulated in Articles 5.3 and 5.4 of this Agreement, and shall apply simultaneously with the agreement loan interest rate, calculated in segments.

5.7 If the Borrower intentionally conceals material facts relevant to the conclusion of this Agreement or provides false materials or situations, the Lender has the right to charge the Borrower a liquidated damage fee equal to 10% of the outstanding balance of the loan disbursed under this Agreement.

5.8 The Borrower shall bear expenses paid by the Lender in the process of realizing creditor’s rights, including but not limited to litigation fees, arbitration fees, preservation fees, enforcement fees, lawyer fees, travel expenses, and other costs of realizing creditor’s rights.

5.9 If the Borrower violates the obligations under this Agreement or if the guarantor of the loan under this Agreement violates the obligations under the guarantee agreement, in addition to bearing the liability for breach of contract stipulated above in this Agreement, the Lender has the right to declare all credit facilities granted by the Lender to the Borrower (including but not limited to loans, discounting, acceptance of bank acceptance drafts, international trade financing, and bank guarantees) immediately due and payable, and has the right to take all measures stipulated in Article 2.3 of this Agreement.

5.10 If the creditor’s rights under this Agreement are secured by mortgage, and if the relevant mortgage certificates cannot be re-completed and mortgage registration procedures handled as required by the Lender before their expiration, the Lender has the right to declare all credit facilities granted by the Lender to the Borrower immediately due and payable, and has the right to require the Borrower to take remedial measures such as depositing full margin in advance or adding guarantees.

ARTICLE 6: EFFECTIVENESS, AMENDMENT, TRANSFER, TERMINATION, AND EXPIRY OF THE AGREEMENT

6.1 This Agreement is established when the Borrower submits it online via Bank of Ningbo’s electronic channels (including but not limited to online banking, Bank of Ningbo APP, Financial Systems, etc.) by clicking to submit, and takes effect upon approval by the Lender.

The submission of the agreement signing application by the Borrower on the Lender’s electronic channels has the same legal effect as handwritten signatures or seals on paper application forms.

All transaction operations completed on Bank of Ningbo’s electronic channels through the Borrower’s identity authentication elements (including but not limited to account number, login name, password, digital certificate, USB Key, etc.) or other transaction security measures shall be deemed as conducted by the Borrower. The business instructions generated by the above operations are all legal and valid vouchers for the Lender to process business, and the Borrower shall be responsible for the consequences arising therefrom. If the identity authentication elements are lost, stolen, or damaged, unless the Borrower has explicitly notified the Lender, all consequences shall be borne by the Borrower. In case the Lender’s electronic channels cannot be used normally due to terminal failure, system failure, or other reasons, the Borrower shall immediately notify the Lender or handle the matter at the Lender’s business outlet.

The Borrower shall properly keep account numbers, passwords, and other information, and shall not lend or lease the account to others for use. The risks and all losses arising from the Borrower lending or leasing the account to others or leaking information shall be borne by the Borrower.

The Borrower has carefully read the above terms and understands that an electronic signature refers to data in the form of an electronic document contained in or attached to a data message for the purpose of identifying the signatory and indicating the signatory’s approval of the content. Therefore, initiating an application for the issuance of an electronic bank acceptance bill using an electronic signature carries all the risks associated with signing a contract in writing, and the Borrower has fully understood and realized that it also has the following risks:

(1) Leakage of account passwords on the Borrower’s online banking or other electronic channels, or identity spoofing;

(2) Possibility of malicious hacking attacks on the Internet, potential faults in Internet servers, and other unpredictable factors;

(3) Mismatch between the Borrower’s internet access equipment and software systems and the provided online transaction system;

(4) If the Borrower’s handling personnel do not possess a certain amount of online transaction experience, the initiation may fail due to improper operation;

(5) The Borrower’s computer system is infected with computer viruses or illegally invaded.

The above risks may cause losses to the Borrower, and the Borrower has fully understood and voluntarily assumed the above risks.

The validity period of this Agreement is one year from the date of its effectiveness. If neither party raises a written objection one month prior to the expiration of the validity period, the validity period shall be automatically extended for one year, and so on. If there are still undisturbed working capital loan businesses under the original agreement, the original agreement shall still be binding on all parties until all businesses under the original agreement are concluded. All businesses occurring after the effective date of this Agreement shall be handled in accordance with the provisions of this Agreement. Under the premise of no unsettled businesses, both parties have the right to request the termination of this Agreement, but must notify the other party in writing five working days in advance. This Agreement shall be terminated from the date determined in the written notice. If the date determined in the written notice is earlier than the date the notice reaches the other party, the date the notice reaches the other party shall prevail.

6.2 Upon consent of the Lender, the Borrower may apply for early repayment. Meanwhile, the Lender has the right to charge a corresponding liquidated damage fee based on a certain percentage of the early repayment amount. Please refer to the Supplementary Terms for the percentage for charging liquidated damage fees.

6.3 If the Borrower requests a loan extension, it shall submit a written extension application to the Lender and a written opinion from the guarantor consenting to continue the guarantee 7 days before the loan term expires. The loan under this Agreement shall be extended correspondingly only after the Lender reviews and agrees and signs an extension agreement, and the extension agreement takes effect.

6.4 After this Agreement takes effect, unless otherwise agreed in this Agreement or provided by laws and regulations, neither party may arbitrarily amend or terminate this Agreement. If this Agreement needs to be amended or terminated, it shall be agreed upon by both parties and reached in a written agreement. Before the written agreement is reached, each clause of this Agreement shall remain valid. When the agreement is amended, the customer’s consent shall be sought via telephone, SMS, etc., and an announcement shall be made via the bank’s official account or official website.

6.5 The Lender may transfer its rights under this Agreement to a third party without obtaining the Borrower’s consent. The notice of transfer of rights by the Lender may be made by written notice or by publishing an announcement on the Lender’s official website (http://www.nbcb.com.cn), partner channel official websites, public media, or other forms recognized by regulatory authorities. The Borrower hereby irrevocably authorizes the Lender to act as its agent to sign all necessary agreements and documents with the aforementioned third party to complete the relevant transfer. The Borrower hereby confirms that the agreements and documents signed by the Lender and the aforementioned third party constitute effective legal documents between the Borrower and the third party, confirming the creditor-debtor relationship between the Borrower and the third party, and shall be legally binding on both the Borrower and the third party.

If the Lender transfers the loan creditor’s rights under this Agreement to a third party, and the Borrower has corresponding rights of defense or set-off against the Lender, the Borrower shall raise claims for rights of defense or set-off within five working days from the date of the announcement. Failure to do so shall be deemed as recognition of the matter of creditor’s rights transfer.

6.6 Without the written consent of the Lender, the Borrower shall not transfer any obligations under this Agreement to a third party.

ARTICLE 7: GOVERNING LAW AND DISPUTE RESOLUTION

7.1 The conclusion, validity, interpretation, performance, and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China (for the purpose of this Agreement, the laws of the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan are excluded).

7.2 If a dispute arises during the performance of this Agreement, it may be resolved through consultation by both parties; if consultation fails, both parties agree that the plaintiff may choose to file a lawsuit in a People’s Court with jurisdiction at one of the following addresses: a) The domicile of the Lender and its branches, or the location of its offices; b) The domicile of the Borrower; c) The domicile of the assignee of the creditor’s rights (if any); d) The place where the agreement was signed; e) The place where the agreement was performed. The parties to the agreement agree that depending on the jurisdiction of the court, hearings may be conducted via audio-visual transmission technology. The place where the agreement was signed shall be detailed in the Supplementary Terms.

7.3 If a dispute arises from the performance of this Agreement and the parties cannot resolve it through consultation, and file a lawsuit in a People’s Court in accordance with the law, if the subject matter of the litigation is within the maximum limit permitted by laws, regulations, judicial interpretations, or local courts for agreed jurisdiction, all parties agree that the court accepting the case shall apply the small claims procedure for trial, and all parties agree that the period for adducing evidence and the period for submitting a statement of defense shall not exceed seven days (which may be calculated simultaneously). The small claims procedure is a first-instance final judgment, and no party may file an appeal.

7.4 If a dispute arises from the performance of this Agreement and the parties cannot resolve it through consultation, and file a lawsuit in a People’s Court in accordance with the law, all parties agree that the court accepting the case shall consolidate this case with other similar cases for joint trial, and agree to conduct a written trial. All parties are aware of and agree that in the process of consolidated trial, personal information related to the case will be submitted to the court and stated in relevant legal documents. All parties agree and commit to raising defense on the grounds of personal information protection issues arising from consolidated trial. All parties commit to keeping confidential the information of other parties known during the consolidated trial.

7.5 During the period of consultation, submission for litigation, or arbitration, the clauses of this Agreement not involving the dispute shall still be performed by all parties. No party shall refuse to perform any of its obligations under this Agreement on the grounds that the procedure for resolving the dispute is in progress.

ARTICLE 8: OTHER MATTERS

8.1 The invalidity or revocation of some clauses of this Agreement does not affect the validity of other clauses, which shall remain valid.

8.2 Service Addresses

8.2.1 The Borrower confirms that the address and contact information specified in the Supplementary Terms of this Agreement shall serve as the delivery address and contact information for notices issued by the Lender and legal documents related to debt collection, litigation (arbitration) involving such debts, and such delivery address and contact information shall apply to all procedures and stages including but not limited to the collection, arbitration, mediation, first instance, second instance, retrial, execution, expedited procedure, public notice, and special procedures involved in disputes.

The deliverer (including but not limited to the Lender, the trial court, arbitration institution, etc.) may send notices and legal documents by one or more of the following methods. If multiple methods are used, the delivery time shall be based on the first successful delivery:

(1) If sent by mail or courier, it shall be deemed delivered 5 days after the deliverer hands over the mail or courier, regardless of whether it is signed for, refused, or returned.

(2) If delivered directly, it is deemed delivered when the deliverer orally notifies the addressee or hands over written materials or legal documents recording the notice, and the date recorded in the delivery receipt at that time is the date of delivery; if refused during direct delivery, the deliverer may take photos or record videos to record the delivery process and leave the notice and legal documents at the place, which shall be deemed delivered; if received by another person on behalf of the addressee, the date of receipt by the other person is deemed the date of delivery.

(3) If sent electronically, including but not limited to through modern communication methods such as mobile phone SMS, fax, email, or instant messaging tools (such as WeChat, QQ, etc.) to the designated phone number, fax number, or email address specified in this Agreement, as long as the deliverer has sent the relevant notice or legal document to the address specified in the Supplementary Terms, it shall be deemed delivered.

(4) All parties agree to choose to conduct online litigation activities such as delivery, investigation, mediation, trial, and execution through electronic litigation platforms such as Mobile Micro Court.

The Borrower guarantees that the address and contact information provided to the Lender are accurate and valid. If there is any change, the Borrower shall promptly notify the deliverer to change it. If wrong contact information is provided or the changed contact information is not notified in time, resulting in the failure to receive notices or legal documents, as long as the deliverer has sent the notice or legal document by any of the aforementioned methods, it shall be deemed delivered, and the Borrower shall bear the adverse consequences arising therefrom.

If a creditor’s rights transfer occurs, the above notice delivery clauses may also apply to notices issued by the creditor’s rights assignee as the deliverer.

8.2.2 If the Borrower is overdue on repayment or commits other illegal acts, and the Lender entrusts a mediation institution for mediation or files a lawsuit or applies for arbitration, the Borrower authorizes and agrees that, on the premise that the mediation institution, People’s Court, or arbitration institution cannot contact the Borrower even after providing the phone number to the Lender, the mediation institution, People’s Court, or arbitration institution may legally investigate to obtain other phone numbers under the Borrower’s name from each telecommunications operator to establish contact, and agrees that the restored contact information shall be one of the addresses for sending documents via SMS or telephone.

8.3 Both parties hereby agree and confirm the legal effect of telephone recordings and fax copies, and commit that they may be submitted as evidence to courts, arbitration committees, and other dispute resolution institutions. During the transit of the original document, the effect of the fax copy is equivalent to the original. The fax number designated by the Borrower in this Agreement shall not be arbitrarily changed. When the fax number is changed, the Borrower shall issue a written change explanation to the Lender, otherwise the Borrower shall bear all responsibilities arising therefrom. The fax issued by the Borrower shall ensure consistency with the original, otherwise the Borrower shall bear corresponding responsibility.

8.4 The headings of the clauses of this Agreement are only for the convenience of reference, and no clause of this Contract shall be interpreted or understood solely based on the headings.

8.5 Unless otherwise agreed in this Agreement or provided by relevant laws and regulations, unless the non-breaching party explicitly states in writing that it waives any right under this Agreement, any action, inaction, delay in taking action, or any other measure taken by the non-breaching party at any time regarding any violation or non-performance of any agreement or obligation contained in this Agreement by the breaching party shall not be deemed as a waiver by the non-breaching party of any right it enjoys under this Agreement.

8.6 If either party to this Agreement requests agreement notarization, all parties shall jointly apply to a notary institution for notarization and explicitly grant the agreement mandatory execution efficacy. Notarization fees, etc., shall be borne by the Borrower. Meanwhile, the Borrower agrees that this Agreement, upon notarization, shall have mandatory execution efficacy. If the Borrower fails to perform its obligations under this Agreement, the Lender may legally apply to a People’s Court with jurisdiction for execution.

8.7 If this Agreement cannot continue to be fully performed due to changes in regulations, rules, policies, or the issuance of emergency measures, the Lender shall not bear any responsibility.

8.8 The Lender has the right to adjust the relevant service content, charging standards, etc. of this Contract based on laws, regulations, rules, or business needs. The Lender will announce such adjustments through one or more channels such as its official website (www.nbcb.com.cn), mobile banking, online banking electronic channels, or business outlets in accordance with laws, regulations, or regulatory requirements. If there are objections to the adjusted content, the Borrower may stop using the service or apply to the Lender to terminate or cancel the service or account within the time limit specified by the Lender. The Borrower’s choice to continue using the service or account shall be deemed as recognition of the adjusted charging standards and related content.

If the Borrower has any complaints or suggestions regarding the Lender’s products or services, it may contact through 95574, and the Lender will handle and feedback the reflected situations and suggestions in a timely manner.

If the Borrower needs further understanding and consultation regarding the business under this Contract or other businesses and services of the Lender, it should do so through official channels such as the Lender’s business outlets, official website, mobile banking, and the 95574 hotline. Information and remarks displayed or sent by Lender employees through personal social accounts such as personal WeChat or QQ do not constitute the expression of intention of the Lender and are not binding on the Lender.

8.9 Matters not covered in this Agreement shall be handled in accordance with laws, regulations, and relevant provisions of the People’s Bank of China, the National Financial Regulatory Administration, and the Lender.

ARTICLE 9: The Standard Terms of this Agreement, the Supplementary Terms of this Agreement, supplementary agreements to this Agreement, Loan Receipts, Borrower’s Commitments, Certifications, and Payment Mandates constitute a complete agreement. The components of the above agreements may be concluded in paper, electronic, or other forms recognized by the Lender.

ARTICLE 10: PROMPTS AND DECLARATIONS

10.1 The Borrower agrees to entrust a third-party institution to keep the written documents or electronic information related to this Agreement. Both parties to this Agreement agree and confirm that the written documents or electronic information related to this Agreement provided by the third-party institution entrusted by the Lender shall serve as the final proof for matters related to this Agreement.

10.2 The Lender has called the Borrower’s attention to a comprehensive and accurate understanding of the clauses of this Agreement. All signing parties have fully understood the meanings of the clauses of this Agreement and their corresponding legal consequences.

The Borrower is aware that if interest rates rise between the value date and the maturity date, choosing a floating interest rate will increase interest expenses; if interest rates fall between the value date and the maturity date, choosing a fixed interest rate will increase interest expenses.

Meanwhile, the Borrower specifically declares: Special attention has been paid to clauses involving its obligations and unfavorable clauses, especially those in bold, and acceptance is confirmed.

(End of Standard Terms of this Agreement, link to Supplementary Terms of this Agreement follows)

SUPPLEMENTARY TERMS TO ONLINE WORKING CAPITAL LOAN MASTER AGREEMENT

(Version 2021031 / Electronic Channel Version / Drafted May 2024)

Reference Number: 07000LK25CFJLFG

Lender: Bank of Ningbo Co., Ltd. Shanghai Branch

Borrower: Shanghai Huaqin Information Technology Co., Ltd.

Article 1

If the Borrower fails to repay the loan principal as agreed, the Lender shall charge an overdue penalty interest rate of Fifty Percent (50%). If the Borrower fails to use the loan for the agreed purpose, the Lender shall charge a misappropriation penalty interest rate of Eighty Percent (80%).

Article 2

Upon consent of the Lender, the Borrower may apply for early repayment. Meanwhile, the Lender has the right to charge a corresponding liquidated damage fee of / % based on the early repayment amount.

Article 3

The bearing method of notarization fees is as follows: Borrower bears.

Article 4 Place of Agreement Signing: No. 8 Yincheng Middle Road, Pudong New Area, Shanghai.

Article 5 Borrower’s Delivery Address and Contact Information:

Mailing/Courier Address: 2nd Floor, Building 18, No. 498 Guoshoujing Road, Zhangjiang Hi-Tech Park, Pudong New Area, Shanghai.

Recipient : Wu Huanzhen

Position: Financial Controller

ID Card Number: /

Telephone: /

Fax Reception Number: /

Mobile SMS Reception Number: /

Email Address:/

If the Borrower does not provide addresses to the Lender, or if the provided addresses are not detailed enough (e.g., without a precise door number), the Borrower agrees that its registered address shall serve as the mailing/courier delivery address. If the Borrower does not provide a clear email address, it agrees that the mobile phone carrier email shall serve as the email delivery address. The Borrower shall ensure that the electronic mail matching the mobile phone carrier can be used normally from the date of signing this Agreement.

The Standard Terms of this Agreement and the Supplementary Terms of this Agreement constitute a complete agreement.

Signing Date: August 26, 2025